Exihbit 99.1

Marlin Business Services Corp. Reports First Quarter 2007 Earnings

MOUNT LAUREL, N.J., May 3, 2007 (PRIME NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported net income of $5.0 million for the first quarter ended March 31, 2007, compared with net income of $4.7 million for the same period in 2006. Diluted earnings per share was $0.41 for the first quarter of 2007, an increase of 5% compared with $0.39 for the same period in 2006. Annualized returns on average assets and equity for the first quarter of 2007 were 2.52% and 14.61% respectively.

"Asset growth continues to be strong," said Daniel P. Dyer, Chairman and CEO of Marlin Business Services Corp. "Our immediate focus is addressing the impact of higher interest rates on our margins."

 Highlights for the quarter ended March 31, 2007 include:

 Asset Origination

   * Based on initial equipment cost, lease production increased
     25.2% to $102.7 million for the quarter ended March 31, 2007 compared to $82.0 million for the first quarter of 2006.

   * Growth from direct sales was 33% year over year and growth from the indirect channel was 12%.

   * Average net investment in leases was $687.4 million at March 31,
     2007 compared to $568.2 million for the first quarter of 2006.
     Average net investment in leases was up 4.5% or $29.3 million from the prior quarter.

   * Our end user customer base grew to more than 89,000 at March 31,
     2007 compared with 83,000 for the first quarter of 2006 and
     87,000 in the previous quarter. The number of active leases in our portfolio was approximately 111,000 at March 31, 2007.

   * As of March 31, 2007 the Company had $386,000 of outstanding purchased receivables balances for its factoring business "Marlin
     Trade Receivables."

   * As of March 31, 2007 the Company had $4.8 million of loan balances outstanding for its new Business Capital Loan product.

 Net Interest and Fee Margin and Cost of Funds

   * The portfolio yield was 12.40% as a percentage of average total finance receivables for the quarter ended March 31, 2007, a decrease of 14 basis points from the first quarter of 2006 and a decrease of 71 basis points from the quarter ended December 31,
     2006. Higher interest income on free cash flow favorably impacted the prior quarter by 61 basis points. As a result of the debt proceeds raised in our third quarter 2006 term securitization, cash balances were higher entering the fourth quarter. These proceeds were used throughout the fourth quarter to fund
     originations and subsequently cash balances have returned to more normalized levels.

   * Fee income as a percentage of average total finance receivables was 3.25% for the quarter ended March 31, 2007 compared to 3.45%
     for the first quarter of 2006 and 3.07% for the quarter ended
     December 31, 2006. The increase from the previous quarter is due primarily to higher administrative and late fee realization.

   * The average cost of funds as a percentage of average total finance receivables was 4.46% for the quarter ended March 31,
     2007. This was a 59 basis point increase from the first quarter of 2006 and a 49 basis point decrease from the 4.95% reported in the quarter ended December 31, 2006. The average cost of funds in the previous quarter was negatively impacted 61 basis points by the assumption of higher debt balances, as a result of the prefunding feature of the term securitization completed late in the third quarter. As a result of the prefunding, average
     borrowings outstanding were a higher percentage of average total finance receivables at the end of the fourth quarter. The
     prefunding proceeds were used to finance fourth quarter
     originations. In the first quarter of 2007 outstanding average borrowings have returned to more normalized levels.

   * Due to the factors discussed above, the net interest and fee margin was 11.19% as a percentage of average total finance receivables for the quarter ended March 31, 2007; a decrease of 4 basis points compared to 11.23% for the quarter ended December
     31, 2006.

   * The average implicit yield on new leases was 12.80% for the quarter ended March 31, 2007 compared to 12.84% in the first quarter of 2006 and 12.67% for the quarter ended December 31,
     2006.

   * Included in income for the quarter ended March 31, 2007 is
     $146,000 of interest income related to the Company's factoring product and $79,000 of interest income related to its Business
     Capital Loan product.

 Credit Quality

   * Net charge-offs totaled $3.0 million for the quarter ended March
     31, 2007 compared with $2.4 million for the previous quarter. On an annualized basis, net charge-offs were 1.75% of average total finance receivables for the quarter ended March 31, 2007 compared to 1.64% for the first quarter of 2006 and 1.46% for the quarter ended December 31, 2006. Included in net charge-offs is $103,000 related to the factoring product. Net charge-offs in our core leasing product are 1.69% of average net investment in leases as of March 31, 2007 compared to 1.64% in the first quarter of 2006 and 1.46% in the previous quarter. Included in charge-offs for the core leasing product is $230,000 or 13 basis points related to a vendor fraud. Current net charge-offs reflect expected seasonality and credit levels.

   * As of March 31, 2007, 0.76% of our total lease portfolio was 60 or more days delinquent, up from a record low 0.49% as of March
     31, 2006 and a slight deterioration compared to 0.71% as of
     December 31, 2006. Delinquencies in the first quarter were impacted by interest-rate sensitive industries, including financial services, real estate and construction.

   * As of March 31, 2007, 0.31% of our Business Capital Loan
     portfolio and 6.57% of our factoring receivables portfolio was 60 or more day's delinquent.

   * The allowance for credit losses was $8.6 million as of March 31,
     2007, compared to $7.9 million in the first quarter of 2006 and
     $8.2 million in the previous quarter. Allowance for credit losses as a percentage of total finance receivables was 1.21% at both
     March 31, 2007 and December 31, 2006.

   * At March 31, 2007, the allowance for credit losses was 135.4% of total finance receivables 60 or more days delinquent compared to
     238.1% as of March 31, 2006 and 143.5% at December 31, 2006. The
     prior year allowance included additional allowances booked for potential Hurricane Katrina exposure.

   * In addition, during the first quarter of 2007 the Company refinanced a real estate related factoring receivable of $469,000 into a 42-month fully amortizing term loan at a market interest rate of 14.00%.

   * In conjunction with this release, static pool loss statistics have been updated as supplemental information on the investor relations section of our website at http://www.marlincorp.com.

 Operating Expenses

   * Salaries and benefits expense was $5.7 million in the first quarter of 2007, up from $5.1 million in the first quarter of
     2006, but down from $6.9 million in the previous quarter. In the previous quarter, salaries and benefits expense included a one time pretax charge of $1.45 million related to the departure of the President of Marlin Business Services. Salaries and benefits were 3.31% as an annualized percentage of average total finance receivables for the first quarter of 2007 versus 3.62% in the first quarter of 2006 and 3.30% in the previous quarter,
     excluding the severance adjustment.

   * Other general and administrative expenses were $3.4 million in the first quarter of 2007 compared to $2.7 million in the first quarter of 2006 and $3.3 million in the prior quarter. Other general and administrative expenses as an annualized percentage of average total finance receivables were 1.94% for the first quarter of 2007 compared to 1.93% in the first quarter of last year and 1.98% for the prior quarter.

 Funding and Liquidity

   * Our debt to equity ratio was 4.49:1 at March 31, 2007 compared to 4.59:1 at December 31, 2006.

   * Capital increased an additional $2.1 million through the exercise of employee stock options and the related tax benefits during the first quarter of 2007.

   * The Company had $7.4 million in unrestricted cash balances as of
     March 31, 2007.

Conference Call and Webcast

We will host a conference call on Friday, May 4, 2007 at 9:00 a.m. EST to discuss our first quarter 2007. If you wish to participate, please call (877) 704-5380 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be Webcast on the Investor Relations page of the Marlin Business Services Corp. website, http://www.marlincorp.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 90 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of equipment leasing solutions primarily to small businesses. The Company's principal operating subsidiary, Marlin Leasing Corporation, finances over 70 equipment categories in a segment of the market generally referred to as "small-ticket" leasing (i.e. leasing transactions less than $250,000). The Company was founded in 1997 and completed its initial public offering of common stock on November 12, 2003. In addition to its executive offices in Mount Laurel, NJ, Marlin has regional offices in or near Atlanta, Chicago, Denver, Philadelphia and Salt Lake City. For more information, visit http://www.marlincorp.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend," and similar expressions are generally intended to identify forward- looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the SEC, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                      Consolidated Balance Sheets
             (Dollars in thousands, except per-share data)

                                              March 31,   December 31,
                                                2007         2006
                                              ---------    ---------
                                             (Unaudited)
 Assets

 Cash and cash equivalents                    $   7,429    $  26,663
 Restricted cash                                 63,640       57,705
 Net investment in leases and loans             723,057      693,911
 Property and equipment, net                      3,331        3,430
 Property tax receivables                         7,000          257
 Fair value of cash flow hedge derivatives          264          456
 Other assets                                    12,682       13,030
                                              ---------    ---------
    Total assets                              $ 817,403    $ 795,452
                                              =========    =========

 Liabilities and Stockholders' Equity

 Revolving and term secured borrowings        $ 632,197    $ 616,322
 Other liabilities:
 Fair value of cash flow hedge derivatives        2,328        1,607
 Sales and property taxes payable                11,021        8,034
 Accounts payable and accrued expenses            9,847       12,269
 Deferred income tax liability                   21,107       22,931
                                              ---------    ---------
    Total liabilities                           676,500      661,163
                                              ---------    ---------
 Commitments and Contingencies

 Stockholders' equity:
 Common Stock, $0.01 par value;
  75,000,000 shares authorized;
  12,255,674 and 12,030,259 shares
  issued and outstanding, respectively              123          120
 Preferred Stock, $0.01 par value;
  5,000,000 shares authorized; none issued           --           --
 Additional paid-in capital                      84,396       81,850
 Stock subscription receivable                      (15)         (18)
 Cumulative other comprehensive income              927        1,892
 Retained earnings                               55,472       50,445
                                              ---------    ---------
    Total stockholders' equity                  140,903      134,289
                                              ---------    ---------
    Total liabilities and
      stockholders' equity                    $ 817,403    $ 795,452
                                              =========    =========

                    MARLIN BUSINESS SERVICES CORP.
                           AND SUBSIDIARIES
                 Consolidated Statements of Operations
             (Dollars in thousands, except per-share data)
                              (Unaudited)

                                        Three Months Ended March 31,
                                            2007            2006
                                        -----------     -----------
 Income:
   Interest income                      $    21,437     $    17,819
   Fee income                                 5,615           4,907
                                        -----------     -----------
  Interest and fee income                    27,052          22,726
   Interest expense                           7,711           5,495
                                        -----------     -----------

  Net interest and fee income                19,341          17,231
   Provision for credit losses                3,392           2,415
                                        -----------     -----------
  Net interest and fee income after
   provision for credit losses               15,949          14,816
    Insurance and other income                1,675           1,355
                                        -----------     -----------
      Operating income                       17,624          16,171
                                        -----------     -----------
 Non-interest expense:
   Salaries and benefits                      5,716           5,145
   General and administrative                 3,352           2,746
   Financing related costs                      247             455
                                        -----------     -----------
  Non-interest expense                        9,315           8,346
                                        -----------     -----------
    Income before income taxes                8,309           7,825
   Income taxes                               3,282           3,091
                                        -----------     -----------
 Net income                             $     5,027     $     4,734
                                        ===========     ===========

 Basic earnings per share               $      0.42     $      0.40
 Diluted earnings per share             $      0.41     $      0.39

 Shares used in computing basic
  earnings per share                     11,957,024      11,702,161
 Shares used in computing diluted
  earnings per share                     12,257,484      12,042,436

                      SUPPLEMENTAL QUARTERLY DATA
             (dollars in thousands, except share amounts)
                              (unaudited)

 Quarter Ended:                    3/31/2006    6/30/2006    9/30/2006
 --------------                   ----------   ----------   ----------
 New Asset Production:
 No. of Sales Reps                       101          103          100
 No. of Leases                         7,734        8,553        8,824
 Leased Equipment Volume          $   82,049   $   97,871   $  100,950

 Average monthly sources               1,219        1,333        1,321

 Implicit Yield on New Leases          12.84%       12.68%       12.73%

 Net interest and fee margin
 Interest Income Yield                 12.54%       12.54%       12.57%
 Fee Income Yield                       3.45%        3.44%        3.35%
 Interest and Fee Income Yield         15.99%       15.98%       15.92%
 Cost of Funds                          3.87%        4.06%        4.41%
 Net interest and Fee Margin           12.12%       11.92%       11.51%

 Average Total Finance
  Receivables                     $  568,248   $  591,905   $  624,711
 Average Net Investment
  in Leases                       $  568,248   $  591,905   $  623,999

 End of period Net Investment
  in Leases                       $  588,644   $  622,815   $  655,871
 End of period Loans              $        0   $        0   $      971
 End of period Factoring
  Receivables                     $        0   $        0   $      296

 Portfolio Asset Quality:

 Total Finance Receivables
 60+ Days Past Due Delinquencies        0.49%        0.54%        0.58%
 60+ Days Past Due Delinquencies  $    3,320   $    3,867   $    4,411

 Leasing
 60+ Days Past Due Delinquencies        0.49%        0.54%        0.58%
 60+ Days Past Due Delinquencies  $    3,320   $    3,867   $    4,411

 Loans
 60+ Days Past Due Delinquencies        0.00%        0.00%        0.00%
 60+ Days Past Due Delinquencies  $        0   $        0   $        0

 Factoring Receivables
 60+ Days Past Due Delinquencies        0.00%        0.00%        0.00%
 60+ Days Past Due Delinquencies  $        0   $        0   $        0

 Net Charge-offs - Leasing        $    2,324   $    2,132   $    2,685
 % on Average Net Investment in
  Leases Annualized                     1.64%        1.44%        1.72%

 Net Charge-offs - Other Finance
  Receivables                     $        0   $        0   $        0
 % on Average Other Finance
  Receivables Annualized                0.00%        0.00%        0.00%

 Allowance for Credit Losses      $    7,904   $    7,370   $    7,767
 % of 60+ Delinquencies               238.10%      190.59%      176.08%

 90+ Day Delinquencies
  (Non-earning)                   $    1,544   $    1,648   $    1,876

 Balance Sheet:

 Assets
 Investment in Leases and Loans   $  577,219   $  609,359   $  642,113
 Initial Direct Costs and Fees        19,329       20,826       22,496
 Reserve for Credit Losses            (7,904)      (7,370)      (7,767)
 Net Investment in Leases
  and Loans                       $  588,644   $  622,815   $  656,842
 Cash and Cash Equivalents             4,929        3,168       34,159
 Restricted Cash                      52,987       54,457      179,964
 Other Assets                         23,735       17,667       15,954
 Total Assets                     $  670,295   $  698,107   $  886,919

 Liabilities
 Total Debt                       $  504,459   $  526,286   $  712,355
 Other Liabilities                    46,645       45,580       44,963
 Total Liabilities                $  551,104   $  571,866   $  757,318

 Stockholders' Equity
 Common Stock                     $      118   $      120   $      120
 Paid-in Capital, net                 78,308       79,583       80,548
 Other Comprehensive Income            4,220        4,705        2,370
 Retained Earnings                    36,545       41,833       46,563
 Total Stockholders' Equity       $  119,191   $  126,241   $  129,601

 Total Liabilities and
 Stockholders' Equity             $  670,295   $  698,107   $  886,919

 Capital and Leverage:

 Tangible Equity                  $  119,191   $  126,241   $  129,601
 Debt to Tangible Equity                4.23         4.17         5.50

 Expense Ratios:

 Salaries and Benefits Expense    $    5,145   $    5,254   $    5,171
 Salaries and Benefits Expense
  annualized % of Avg. Fin. Recbl       3.62%        3.55%        3.31%

 Total personnel end of quarter          301          319          310

 General and Administrative
  Expense                         $    2,746   $    3,078   $    2,868
 General and Administrative
  Expense annualized % of
  Avg. Fin. Recbl                       1.93%        2.08%        1.84%

 Efficiency Ratio                      42.46%       44.16%       41.55%

 Net Income:
 Net Income                       $    4,734   $    5,288   $    4,730

 Annualized Performance Measures:
 Return on Average Assets               2.82%        3.09%        2.55%

 Return on Average
  Stockholders' Equity                 16.34%       17.24%       14.79%

 Per Share Data:

 Number of Shares - Basic         11,702,161   11,780,018   11,838,677
 EPS- Basic                       $     0.40   $     0.45   $     0.40

 Number of Shares - Diluted       12,042,436   12,092,752   12,154,889
 EPS- Diluted                     $     0.39   $     0.44   $     0.39

 Quarter Ended:                             12/31/2006      3/31/2007
 --------------                            -----------     -----------
 New Asset Production:
 No. of Sales Reps                                 100              96
 No. of Leases                                   8,985           8,639
 Leased Equipment Volume                   $   105,639     $   102,652

 Average monthly sources                         1,309           1,337

 Implicit Yield on New Leases                    12.67%          12.80%

 Net interest and fee margin
 Interest Income Yield                           13.11%          12.40%
 Fee Income Yield                                 3.07%           3.25%
 Interest and Fee Income Yield                   16.18%          15.65%
 Cost of Funds                                    4.95%           4.46%
 Net interest and Fee Margin                     11.23%          11.19%

 Average Total Finance Receivables         $   660,529     $   691,253
 Average Net Investment in Leases          $   658,120     $   687,442

 End of period Net Investment in Leases    $   691,932     $   717,882
 End of period Loans                       $     1,979     $     5,175
 End of period Factoring Receivables       $     1,760     $       386

 Portfolio Asset Quality:

 Total Finance Receivables
 60+ Days Past Due Delinquencies                  0.71%           0.76%
 60+ Days Past Due Delinquencies           $     5,715     $     6,303

 Leasing
 60+ Days Past Due Delinquencies                  0.71%           0.76%
 60+ Days Past Due Delinquencies           $     5,676     $     6,288

 Loans
 60+ Days Past Due Delinquencies                  0.00%           0.28%
 60+ Days Past Due Delinquencies           $         0     $        15

 Factoring Receivables
 60+ Days Past Due Delinquencies                  2.20%           6.57%
 60+ Days Past Due Delinquencies           $        39     $        26

 Net Charge-offs - Leasing                 $     2,405     $     2,907
 % on Average Net Investment in
  Leases Annualized                               1.46%           1.69%

 Net Charge-offs - Other Finance
  Receivables                              $         0     $       118
 % on Average Other Finance
  Receivables Annualized                          0.00%          12.38%

 Allowance for Credit Losses               $     8,201     $     8,568
 % of 60+ Delinquencies                         143.50%         135.38%

 90+ Day Delinquencies (Non-earning)       $     2,250     $     2,976

 Balance Sheet:

 Assets
 Investment in Leases and Loans            $   677,848     $   705,739
 Initial Direct Costs and Fees                  24,264          25,886
 Reserve for Credit Losses                      (8,201)         (8,568)
 Net Investment in Leases and Loans        $   693,911     $   723,057
 Cash and Cash Equivalents                      26,663           7,429
 Restricted Cash                                57,705          63,640
 Other Assets                                   17,173          23,277
 Total Assets                              $   795,452     $   817,403

 Liabilities
 Total Debt                                $   616,322     $   632,197
 Other Liabilities                              44,841          44,303
 Total Liabilities                         $   661,163     $   676,500

 Stockholders' Equity
 Common Stock                              $       120     $       123
 Paid-in Capital, net                           81,832          84,381
 Other Comprehensive Income                      1,892             927
 Retained Earnings                              50,445          55,472
 Total Stockholders' Equity                $   134,289     $   140,903

 Total Liabilities and
 Stockholders' Equity                      $   795,452     $   817,403

 Capital and Leverage:

 Tangible Equity                           $   134,289     $   140,903
 Debt to Tangible Equity                          4.59            4.49

 Expense Ratios:

 Salaries and Benefits Expense             $     6,898     $     5,716
 Salaries and Benefits Expense
  annualized % of Avg. Fin. Recbl                 4.18%           3.31%

 Total personnel end of quarter                    314             311

 General and Administrative Expense        $     3,264     $     3,352
 General and Administrative Expense
  annualized % of Avg. Fin. Recbl                 1.98%           1.94%

 Efficiency Ratio                                50.58%          43.15%

 Net Income:
 Net Income                                $     3,882     $     5,027

 Annualized Performance Measures:
 Return on Average Assets                         1.86%           2.52%

 Return on Average
  Stockholders' Equity                           11.77%          14.61%

 Per Share Data:

 Number of Shares - Basic                   11,889,262      11,957,024
 EPS- Basic                                $      0.33     $      0.42

 Number of Shares - Diluted                 12,231,808      12,257,484
 EPS- Diluted                              $      0.32     $      0.41

  Net investment in total finance receivables includes net investment in direct financing leases, loans, and factoring receivables.

CONTACT:  Marlin Business Services Corp.
          Lynne Wilson, CFO
          888-479-9111 ext 4108